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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Northland Cranberries, Inc. on Form S-2 of our report dated June 6, 1995, included and incorporated by reference in the Annual Report on Form 10-K of Northland Cranberries, Inc. for the year ended March 31, 1995, and to the use of our report dated June 6, 1995, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial and Statistical Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
June 29, 1995